Exhibit 4.1

Execution Version

AMENDED AND RESTATED RIGHTS AGREEMENT

by and between

FXCM INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Rights Agent

Dated as of

January 26, 2016

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TABLE OF CONTENTS

(cont’d)

Section		Page

Section 35.	Determinations and Actions by the Board of Directors	40

Exhibit A Certificate of Designation of Series A Junior Participating Preferred Stock

Exhibit B Amended Summary of Rights

Exhibit C Form of Right Certificate

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AMENDED AND RESTATED RIGHTS AGREEMENT

THIS AMENDED AND RESTATED RIGHTS AGREEMENT (this “Agreement”), dated as of January 26, 2016, is entered into by and between FXCM Inc., a Delaware corporation (the “Corporation”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”).

RECITALS

WHEREAS, the Corporation and the Rights Agent previously entered into that certain Rights Agreement, dated as of January 29, 2015 (the “Original Rights Agreement”);

WHEREAS, in connection with the Original Rights Agreement, on January 28, 2015, the board of directors of the Corporation (the “Board of Directors”) authorized the issuance of, and declared a dividend payable in, one right (a “Right”) for each share of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), of the Corporation outstanding as of close of business on February 9, 2015 (the “Record Date”), each such Right representing the right to purchase one one-thousandth (1/1000) of a share of Series A Junior Participating Preferred Stock of the Corporation, par value $0.01 per share (“Preferred Stock”), having the rights and preferences set forth in the Certificate of Designation duly adopted by the Board of Directors on January 28, 2015 and filed by the Corporation with the Secretary of State of the State of Delaware on January 29, 2015, a copy of which is attached hereto as Exhibit A;

WHEREAS, on January 28, 2015, the Board of Directors further authorized the issuance of one Right (subject to adjustment) with respect to each share of Class A Common Stock which may be issued between the Record Date and the earliest to occur of the Distribution Date, the Expiration Date or the Final Expiration Date (as such terms are hereinafter defined); provided, however, that the Original Rights Agreement provided that Rights may be issued with respect to shares of Class A Common Stock that shall become outstanding after the Distribution Date and prior to the earlier of the Expiration Date and the Final Expiration Date in accordance with Section 22 hereof;

WHEREAS, the Corporation and its subsidiaries have generated certain Tax Benefits (as such term is hereinafter defined) for U.S. federal income tax purposes; and

WHEREAS, the Board of Directors (a) has determined that the Tax Benefits constitute valuable assets which are likely to inure to the benefit of the Corporation and its stockholders, (b) believes it is in the best interests of the Corporation and its stockholders to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations (as such term is hereinafter defined) promulgated thereunder, and thereby preserve the potential to fully utilize such Tax Benefits and (c) desires, in furtherance of such objective, to amend and restate the terms of the Original Rights Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.     Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings provided in this Section 1. Any capitalized term defined in this Section 1 and used in the following definitions shall have the meaning provided in this Section 1.

(a)          “4.9% Threshold” shall mean, with respect to a Beneficial Owner of Capital Stock as of an applicable date, Beneficial Ownership of (i) four and nine-tenths percent (4.9%) of the shares of Class A Common Stock then outstanding or (ii) four and nine-tenths percent (4.9%) of the total Fair Market Value of all Capital Stock then outstanding (such that if either threshold is equaled or exceeded, the 4.9% Threshold shall be deemed to have been equaled or exceeded, as applicable).

(b)          “10% Threshold” shall mean, with respect to a Beneficial Owner of Capital Stock as of an applicable date, Securities Law Beneficial Ownership of ten percent (10%) or more of the Capital Stock. For purposes of this definition, a stated percentage of the Capital Stock shall mean a number of shares of Capital Stock as shall equal in voting power that stated percentage of the total voting power of the then outstanding Capital Stock in the election of a majority of the Board of Directors or in respect of a merger, consolidation, sale of all or substantially all of the Corporation’s assets, liquidation, dissolution or winding up.

(c)          “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of Capital Stock that equals or exceeds either or both of the Stated Thresholds, but shall not include an Exempt Person (as such term is hereinafter defined); provided, however, that:

(i)          if the Board of Directors determines that a Person became the Beneficial Owner of Capital Stock (including, without limitation, by way of inheritance or bequest) such that the Person would otherwise qualify as an “Acquiring Person” inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned Capital Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Capital Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and, solely in the case of a Person that would be an Acquiring Person as a result of the 10% Threshold, without any intention of changing or influencing control of the Corporation, then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement unless and until such Person shall have failed to divest itself, as soon as practicable (as determined by the Board of Directors), of Beneficial Ownership of a sufficient number of shares of Capital Stock so that such Person would no longer otherwise qualify as an “Acquiring Person” (or, in the case solely of Derivative Shares (as such term is hereinafter defined), such Person promptly (x) terminates the subject derivative transaction or transactions or (y) disposes of the subject derivative security or securities, or (z) establishes to the satisfaction of the Board of Directors that such Derivative Shares are not held with any intention of changing or influencing control of the Corporation); provided, however, that such divesture may be subject to additional terms and conditions satisfactory to the Board of Directors, which may include the disgorgement of any profit attributable to the Beneficial Ownership of the Capital Stock being divested;

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(ii)         an Existing Holder (as such term is hereinafter defined) shall not be deemed to be or to become an “Acquiring Person” unless and until such time as such Existing Holder shall become the Beneficial Owner of (A) with respect to a Person that is an Existing Holder as a result of the 4.9% Threshold, any additional shares of Capital Stock then outstanding and (B) with respect to a Person that is an Existing Holder as a result of the 10% Threshold, and provided that such Existing Holder remains below the 4.9% Threshold, any additional shares of Capital Stock representing one quarter of one percent (0.25%) of the then outstanding Capital Stock (in each case, other than pursuant to a dividend or distribution paid or made by the Corporation on the outstanding Capital Stock or pursuant to a split or subdivision of the outstanding Capital Stock); provided, however, that if, following the earlier to occur of the date hereof and the first public announcement of the adoption of this Agreement, any Existing Holder Beneficially Owns less than the 4.9% Threshold (with respect to a Person that is an Existing Holder as a result of the 4.9% Threshold) or the 10% Threshold (with respect to a Person that is an Existing Holder as a result of the 10% Threshold), such Existing Holder shall thereafter become an Acquiring Person if such Existing Holder acquires Beneficial Ownership of additional shares of Capital Stock such that such Existing Holder Beneficially Owns Capital Stock that equals or exceeds the applicable Stated Threshold (other than by the Beneficial Ownership of shares pursuant to a dividend or distribution paid or made by the Corporation on the outstanding Capital Stock or pursuant to a split or subdivision of the outstanding Capital Stock) ; and

(iii)        no Person shall become an “Acquiring Person” as the result of an acquisition of shares of Capital Stock by the Corporation which, by reducing the number of shares of Capital Stock outstanding, increases the percentage of any class of Capital Stock Beneficially Owned by such Person such that such Person would otherwise become an “Acquiring Person”; provided, however, that if any such Person shall thereafter become the Beneficial Owner of (A) with respect to a Person that would otherwise be deemed an Acquiring Person as a result of the 4.9% Threshold, any additional shares of Capital Stock then outstanding and (B) with respect to a Person that would otherwise be deemed an Acquiring Person as a result of the 10% Threshold, and provided that such Person remains below the 4.9% Threshold, any additional shares of Capital Stock representing one quarter of one percent (0.25%) of the then outstanding Capital Stock (in each case, other than Beneficial Ownership of shares resulting pursuant to a dividend or distribution paid or made by the Corporation on the outstanding Capital Stock or pursuant to a split or subdivision of the outstanding Capital Stock), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional shares of Capital Stock, such Person Beneficially Owns less than the applicable Stated Threshold.

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Notwithstanding anything in this Agreement to the contrary, no Person shall be deemed to be an “Acquiring Person” solely as a result of that certain Amended and Restated Letter Agreement, dated January 24, 2015, by and among the Corporation, FXCM Holdings, LLC, FXCM Newco, LLC and Leucadia National Corporation, as may be amended, supplemented, modified or restated from time to time, and the transactions contemplated thereby.

For all purposes of this Agreement, any calculation of the number of shares of Capital Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Capital Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof (except where a Person’s Beneficial Ownership is determined by reason of the second-to-last paragraph of Section 1(h) hereof, i.e., with regard to the application of certain tax concepts of ownership).

(d)          “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

(e)          “Agreement” shall have the meaning set forth in the preamble hereof.

(f)          “Amended Summary of Rights” shall have the meaning set forth in Section 3(a) hereof.

(g)          “Associate” of a Person shall mean (i) with respect to a corporation, any officer or director thereof or any Associate of any Subsidiary thereof, or any Beneficial Owner of ten percent (10%) or more of any class of equity security thereof, (ii) with respect to an association, any officer or director thereof or any Associate of a Subsidiary thereof, (iii) with respect to a partnership, any general partner thereof or any limited partner thereof who is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more ownership interest therein, and any Associate of any Subsidiary thereof, (iv) with respect to a limited liability company, any manager or managing member thereof and any Beneficial Owner of ten percent (10%) or more of any class of membership interest therein or other equity security thereof, and any Associate of any Subsidiary thereof, (v) with respect to a business trust, any officer or trustee thereof or any Associate of any Subsidiary thereof, (vi) with respect to any other trust or an estate, any trustee, executor or similar fiduciary and any Person who has a ten percent (10%) or more interest as a beneficiary in the income from or principal of such trust or estate, (vii) with respect to a natural person, the parents and children thereof and any spouse or relative thereof, or any relative of such spouse, who has the same home as such person, and (viii) any Affiliate of such Person.

(h)          A person shall be deemed the “Beneficial Owner” of, to “Beneficially Own” or have “Beneficial Ownership” of any securities (and correlative terms shall have correlative meanings):

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(i)          which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, in each case, as in effect on the date of this Agreement;

(ii)         which such Person or any of such Person’s Affiliates or Associates has (A) the right or obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, to Beneficially Own or have Beneficial Ownership of, securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, to Beneficially Own or have Beneficial Ownership of, any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made on Schedule 14A (or any successor form) pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not at the time reportable by such Person on a Schedule 13D report under the Exchange Act (or any comparable or successor report), other than by reference to a proxy or consent solicitation being conducted by such Person;

(iii)        which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in clause (B) of Section 1(h)(ii) hereof) or disposing of any securities of the Corporation; provided, however, that for purposes of determining Beneficial Ownership of securities under this Agreement, officers and directors of the Corporation, solely by reason of their status as such, shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) the Exchange Act) and shall not be deemed to own securities owned by another officer or director of the Corporation; or

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(iv)        which are the subject of, or the reference securities for, or that underlie any derivative transaction entered into by such Person, or derivative security (including options) acquired by such Person, which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is directly or indirectly determined by reference to the price or value of such securities, without regard to whether (A) such derivative conveys any voting rights in such securities to such Person, (B) the derivative is required to be, or capable of being, settled through delivery of such securities, or (C) such Person may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of shares of Capital Stock deemed Beneficially Owned by virtue of the operation of this Section 1(h)(iv), the subject Person shall be deemed to Beneficially Own (without duplication) the number of shares of any class of Capital Stock that are synthetically owned pursuant to such derivative transactions or such derivative securities. The number of shares of any class of Capital Stock that are synthetically owned shall be the notional or other number of shares of any class of Capital Stock in respect of such derivative transactions or securities that is specified in a filing by such Person or any of such Person’s Affiliates or Associates with the SEC or in the documentation evidencing such derivative transactions or securities, and in any case (or if no such number of shares of any class of Capital Stock is specified in any filing or documentation), as determined by the Board of Directors to be the number of shares of any class of Capital Stock that are synthetically owned pursuant to such derivative transactions or securities. Such shares of any class of Capital Stock that are deemed so Beneficially Owned pursuant to the operation of this Section 1(h)(iv) shall be referred to herein as “Derivative Shares.”

Notwithstanding anything to the contrary in this Section 1(h), a Person (or any of such Person’s Affiliates or Associates) shall be deemed the Beneficial Owner of, to Beneficially Own and to have Beneficial Ownership of, securities which (A) such Person is considered to own under general U.S. federal income tax principles, (B) such Person would be deemed to constructively own (including pursuant to the “option” rules in Treasury Regulation Section 1.382-4) under Section 382 of the Code and the Treasury Regulations thereunder (without regard to any provision that disregards ownership that is reattributed), (C) such Person would be deemed to own together with any other Persons as a single “entity” as defined in Section 1.382–3(a)(1) of the Treasury Regulations (i.e., including “coordinated acquisitions”), or (D) otherwise would be aggregated with securities owned by such Person (other than solely by reason of such securities being part of the same “public group” as defined in Treasury Regulation Section 1.382-2T(f)(13)) pursuant to Section 382 of the Code and the Treasury Regulations thereunder, and in each case, any successor or replacement provision.

Notwithstanding anything to the contrary in this Section 1(h), a Person engaged in the business of underwriting securities in the ordinary course of its business shall not be deemed the Beneficial Owner of, to Beneficially Own or to have Beneficial Ownership of, any securities acquired or otherwise beneficially owned in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of the sale of securities to the public pursuant to such firm commitment underwriting.

(i)          “Board of Directors” shall have the meaning set forth in the recitals hereof.

(j)          “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

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(k)          “Capital Stock” shall mean (i) the Common Stock, (ii) with respect to the 10% Threshold, any other shares of capital stock of the Corporation entitled to vote generally in the election of directors or entitled generally to vote together with the Common Stock in respect of a merger, consolidation, sale of all or substantially all of the Corporation’s assets, liquidation, dissolution or winding up and (iii) unless otherwise provided by the Board of Directors, with respect to the 4.9% Threshold, any other shares of capital stock of the Corporation.

(l)           “Class A Common Stock” shall have the meaning set forth in the recitals hereof.

(m)          “Class B Common Stock” shall mean the Class B Common Stock, par value $0.01 per share, of the Corporation.

(n)          “Close of Business” on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

(o)          “Code” shall have the meaning set forth in the recitals hereof.

(p)          “Common Stock” when used with reference to the Corporation shall collectively mean the Class A Common Stock, Class B Common Stock and any other common stock of the Corporation into or for which either such class is changed, converted or exchanged. “Common Stock” when used with reference to any Person other than the Corporation which shall be organized in corporate form shall mean the capital stock or other equity security having the greatest aggregate voting power in the election of directors of all classes of capital stock or equity securities of such corporation. “Common Stock” when used with reference to any Person which shall not be organized in corporate form shall mean units of beneficial interest in the profits or losses of such Person or other equity security of such Person having the greatest aggregate voting power in the election of the directors, trustees, managers or other Persons performing like governance functions for such Person of all classes of equity securities of such Person.

(q)          “Corporation” shall have the meaning provided in the preamble hereof; provided, however, that “Corporation” shall also include any successors to the Corporation as provided by Section 28 hereof and shall mean a Principal Party as provided by Sections 13(a) and 13(b) hereof.

(r)           “Derivative Shares” shall have the meaning set forth in Section 1(h) hereof.

(s)          “Distribution Date” shall have the meaning set forth in Section 3(b) hereof.

(t)           “Excess Exchange Shares” shall have the meaning set forth in Section 27 hereof.

(u)          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(v)          “Exchange Ratio” shall have the meaning set forth in Section 27 hereof.

(w)          “Exempt Person” shall mean: (i) the Corporation, (ii) any Subsidiary of the Corporation, (iii) any employee benefit plan or employee stock plan of the Corporation or any Subsidiary of the Corporation, or any trust or other entity organized, appointed, established or holding Capital Stock for or pursuant to the terms of any such plan, (iv) any Person who is an “investment advisor” to mutual funds or a trustee of trusts qualified under Section 401(a) of the Code sponsored by unrelated corporations if, immediately after any increase in Beneficial Ownership of Capital Stock by such Person, (A) such Person would not otherwise be deemed to have equaled or exceeded the 10% Threshold, (B) no single mutual fund or qualified trust advised by such investment advisor or such trustee, respectively, actually owns or Beneficially Owns, pursuant to the second-to-last paragraph of Section 1(h) hereof, an amount of Capital Stock that equals or exceeds the 4.9% Threshold, and (C) such investment advisor or trustee Beneficially Owns (other than with respect to such mutual funds or such trusts, as applicable) less than the 4.9% Threshold, (v) any Person who, together with all Affiliates and Associates of such Person, is the Beneficial Owner of Capital Stock that equals or exceeds the 4.9% Threshold and whose Beneficial Ownership would not, as determined by the Board of Directors, be inconsistent with the purpose of this Agreement and (vi) Leucadia, for so long as Leucadia does not Beneficially Own an amount of Capital Stock that equals or exceeds the 10% Threshold; provided, however, that, unless otherwise determined by the Board of Directors, if a Person is an Exempt Person solely by reason of clause (v) hereof, then such Person shall cease to be an Exempt Person if (1) such Person ceases to Beneficially Own an amount of Capital Stock that equals or exceeds the 4.9% Threshold or (2) the Board of Directors makes a contrary determination with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person) with respect to the availability to the Corporation of its Tax Benefits. A purchaser, assignee or transferee of the shares of Capital Stock (or warrants or options exercisable for Capital Stock) from an Exempt Person shall not thereby become an Exempt Person.

(x)          “Exercise Price” shall have the meaning set forth in Section 4 hereof.

(y)          “Existing Holder” shall mean any Person who, together with its Affiliates and Associates, immediately prior to the earlier to occur of the date hereof and the first public announcement of the adoption of this Agreement, is the Beneficial Owner of Capital Stock that equals or exceeds either of the Stated Thresholds.

(z)          “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(aa)        “Fair Market Value” of any property shall mean the fair market value of such property as determined in accordance with Section 11(b) hereof.

(bb)        “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(cc)        “invalidation time” shall have the meaning set forth in Section 7(e) hereof.

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(dd)        “Leucadia” shall mean Leucadia National Corporation, together with its subsidiaries.

(ee)        “Original Rights Agreement” shall have the meaning set forth in the recitals hereof.

(ff)         “Original Summary of Rights” shall have the meaning set forth in Section 3(a) hereof.

(gg)        “Person” shall mean any individual, company, firm, corporation joint venture, partnership, trust association, limited liability company, limited liability partnership, governmental entity, unincorporated organizations or other entity, and also includes any successor of any such individual or entity.

(hh)        “publicly traded” shall have the meaning set forth in Section 11(b) hereof.

(ii)          “Preferred Stock” shall have the meaning set forth in the recitals hereof.

(jj)          “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(kk)        “Record Date” shall have the meaning set forth in the recitals hereof.

(ll)          “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(mm)      “Right” shall have the meaning set forth in the recitals hereof.

(nn)       “Right Certificate” shall have the meaning set forth in Section 3(d) hereof.

(oo)       “Rights Agent” shall have the meaning set forth in the preamble hereof.

(pp)       “Securities Act” shall mean the Securities Act of 1933, as amended.

(qq)       “Securities Law Beneficial Owner” shall mean a Person who Beneficially Owns any securities determined without regard to the second-to-last paragraph of Section 1(h) hereof (i.e., without regard to the application of certain tax concepts of ownership).

(rr)         “Stated Thresholds” shall mean either (i) the 4.9% Threshold or (ii) the 10% Threshold.

(ss)         “Stock Acquisition Date” shall mean the first date on which there shall be a public announcement by the Corporation or an Acquiring Person that an Acquiring Person has become such (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person as confirmed by action of the Board of Directors taken by the affirmative vote of a majority of the Board of Directors.

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(tt)         “Subsidiary” of a Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions are Beneficially Owned, directly or indirectly, by such Person or by any corporation or other entity that is otherwise controlled by such Person.

(uu)        “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code, and the Treasury Regulations promulgated thereunder, of the Corporation or any of its Subsidiaries.

(vv)        “Trading Day” shall have the meaning set forth in Section 11(b) hereof.

(ww)      “Transfer Tax” shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including the Rights and shares of the Capital Stock.

(xx)        “Treasury Regulations” shall mean final and temporary income tax regulations promulgated under the Code, as amended.

(yy)       “Trust” shall have the meaning set forth in Section 27 hereof.

(zz)         “Trust Agreement” shall have the meaning set forth in Section 27 hereof.

Any determination required to be made by the Board of Directors for purposes of applying the definitions contained in this Section 1 shall be made by a majority of the Board of Directors, which determination shall be binding on the Rights Agent and the holders of the Rights.

Section 2.      Appointment of Rights Agent. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights (who, in accordance with Section 3 hereof, shall, before the Distribution Date, also be holders of the Capital Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon ten (10) days prior written notice to the Rights Agent. If the Corporation appoints one or more co-rights agents, the respective duties of the Rights Agent and any co- rights agents shall be as the Corporation shall determine and the Corporation will notify, in writing, the Rights Agent and any co-rights agents of any such respective duties. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co- rights agent.

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Section 3.     Issuance of Right Certificates.

(a)          In connection with the adoption of the Original Rights Agreement, the Corporation made available a copy of a Summary of Rights in substantially the form attached as Exhibit B to the Original Rights Agreement (the “Original Summary of Rights”) to any record holder of shares of Class A Common Stock who so requested from time to time prior to the date hereof, which Original Summary of Rights has been amended in substantially the form attached hereto as Exhibit B (the “Amended Summary of Rights”). The Corporation will make available a copy of the Amended Summary of Rights to any record holder of shares of Class A Common Stock as of the date hereof, who may so request in writing from time to time prior to the Expiration Date or Final Expiration Date.

(b)          Until the Close of Business on the day which is the earlier of (i) the tenth (10th) Business Day after the Stock Acquisition Date or (ii) the tenth (10th) Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of a tender or exchange offer upon the successful consummation of which such Person, or any Affiliate or Associate of such Person, would be an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights, the earlier of such dates being herein referred to as the “Distribution Date”), (A) the Rights shall be evidenced by the certificates for Class A Common Stock (or in the case of uncertificated shares of Class A Common Stock, by the book-entry account that evidences record ownership for such shares) registered in the names of the holders of Class A Common Stock (together with, in the case of certificates for Class A Common Stock outstanding as of the Record Date, the Amended Summary of Rights) and not by separate Right certificates, and the record holders of such certificates (or such book-entry accounts) for Class A Common Stock shall be the record holders of the Rights represented thereby and (B) each Right shall only be transferable simultaneously and together with the transfer of a share of Class A Common Stock (subject to adjustment as hereinafter provided). Until the Distribution Date (or, if earlier, the Expiration Date or Final Expiration Date), the surrender for transfer of any certificate for Class A Common Stock (or the effectuation of a book-entry transfer of shares of Class A Common Stock) shall constitute the surrender for transfer of the Right or Rights associated with the Class A Common Stock evidenced thereby, whether or not accompanied by a copy of the Amended Summary of Rights.

(c)          Rights shall be issued in respect of all shares of Class A Common Stock that become outstanding after the Record Date, but prior to the earliest of the Distribution Date, the Expiration Date or the Final Expiration Date. Certificates that become outstanding for Class A Common Stock (including, without limitation, certificates issued upon original issuance, disposition from the Corporation’s treasury or transfer or exchange of Class A Common Stock) after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date, or the Final Expiration Date shall have impressed, printed, written or stamped thereon or otherwise affixed thereto the following legend:

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This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) equal to the number of shares of common stock represented by this certificate, such Rights being on the terms set forth in the Rights Agreement by and between FXCM Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), dated as of January 29, 2015, as it may be amended from time to time (the “Agreement”), the terms of which (including the restrictions on the transfer of such Rights) are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company, or securities of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company or may expire. Under certain circumstances, as set forth in the Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. The Company shall mail to the registered holder of this certificate a copy of the Agreement without charge within five (5) days after receipt of a written request therefor. As provided in Section 7(e) of the Agreement, Rights issued to or Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Agreement) or any subsequent holder of such Rights shall be null and void and may not be exercised by or transferred to any Person.

With respect to any book-entry shares of Class A Common Stock, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law. With respect to such certificates containing the foregoing legend, or any notice of the foregoing legend delivered to holders of book-entry shares, until the Distribution Date, the Rights associated with the Class A Common Stock represented by such certificates or registered in book-entry form shall be evidenced by such certificates alone or such registration in book- entry form, and the surrender for transfer of any such certificate or book-entry shares, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Class A Common Stock. In the event that the Corporation purchases or otherwise acquires any shares of Class A Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Class A Common Stock shall be deemed canceled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the shares of Class A Common Stock that are no longer outstanding. Notwithstanding this paragraph (c), neither the omission of a legend, nor the failure to provide notice thereof, shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

(d)          As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent (and the Rights Agent will, if requested by the Corporation and provided with a shareholder list and all necessary or relevant information and documents, at the Corporation’s expense, send), by first class mail, postage prepaid, to each record holder of the Class A Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Corporation or the transfer agent or registrar for Class A Common Stock, at the address of such holder shown on such records, a certificate substantially in the form provided by Section 4 hereof (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Class A Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Class A Common Stock.

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Section 4.     Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares, certificate and assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit C hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as may be required to comply with any applicable law or any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Class A Common Stock or the Rights may from time to time be listed or as the Corporation may deem appropriate to conform to usage or otherwise and as are not inconsistent with the provisions of this Agreement. Subject to the provisions of Section 22 hereof, Right Certificates evidencing Rights whenever issued, (a) shall be dated as of the date of issuance of the Rights they represent and (b) subject to adjustment from time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of one one-thousandths (1/1000) of a share (including fractional shares which are integral multiples of one one-thousandth (1/1000) of a share) of Preferred Stock as shall be set forth thereon at the price per one one-thousandth (1/1000) of a share of Preferred Stock payable upon exercise of a Right provided by Section 7(b) hereof, as the same may from time to time be adjusted as provided herein (the “Exercise Price”).

Section 5.     Countersignature and Registration.

(a)          Each Right Certificate shall be executed on behalf of the Corporation by its Chief Executive Officer, Chief Financial Officer, Secretary, President or any Vice-President, either manually or by facsimile signature, and have affixed thereto the Corporation’s seal or a facsimile thereof which shall be attested to by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. Each Right Certificate shall be countersigned by the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any Right Certificate shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery of the Right Certificate by the Corporation, such Right Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Corporation. Any Right Certificate may be signed on behalf of the Corporation by any person who, on the date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b)          Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at the office of the Rights Agent designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on the face of each of the Right Certificates and the date of each of the Right Certificates.

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Section 6.      Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a)          Subject to the provisions of Sections 7(e), 7(f) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate (other than Right Certificates representing Rights that have become null and void pursuant to Section 11 hereof or that have been exchanged pursuant to Section 27 hereof), may be (i) transferred or (ii) split up, combined or exchanged for one or more other Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths (1/1000) of a share of Preferred Stock as the Right Certificate surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall surrender the Right Certificate at the office of the Rights Agent designated for such purpose with the form of certificate and assignment on the reverse side thereof duly endorsed (or enclose with such Right Certificate a written instrument of transfer in form satisfactory to the Corporation and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed and such other and further documentation as the Rights Agent or the Corporation may require. The Right Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have (i) properly completed and duly executed the certificate contained in the form of assignment set forth on the reverse side of such Right Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) from whom the Rights evidenced by such Right Certificate are to be transferred (or the Beneficial Owner to whom such Rights are to be transferred) or Affiliates thereof as the Corporation or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up combination or exchange of Right Certificates. Thereupon, subject to Sections 5, 7(e), 7(f) and 14 hereof, the Corporation shall execute and the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall forward any such sum collected by it to the Corporation or to such Persons as the Corporation shall specify by written notice. The Rights Agent shall have no duty or obligation under any Section of this Agreement that requires the payment of Transfer Taxes unless and until it is satisfied that all such Transfer Taxes have been paid in full.

(b)          Subject to the provisions of Sections 7(e), 7(f) and 14 hereof, at any time after the Distribution Date and prior to the Close of Business on earlier of the Expiration Date and the Final Expiration Date, upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, if requested by the Corporation, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, or upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation shall cause a new Right Certificate of like tenor to be issued and delivered to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

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Section 7.      Exercise of Rights; Exercise Price; Expiration Date of Rights; Invalidation of Certain Rights.

(a)          The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date (unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 7(e), 23(a) and 27(b) hereof). Except as otherwise provided herein, the Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed (with signatures duly guaranteed), to the Rights Agent at the designated office of the Rights Agent, together with payment of the Exercise Price (which payment shall include any additional amount payable by such Person in accordance with Section 11 hereof) for each Right exercised (as the same may have been adjusted as hereinafter provided), at or prior to the Close of Business on the earliest to occur of (i) January 26, 2019 (the “Final Expiration Date”), (ii) the date on which the Rights are redeemed as provided in Section 23 hereof or the date on which the Rights are exchanged as provided in Section 27 hereof, (iii) solely with respect to the 4.9% Threshold, the effective date of the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Agreement is no longer necessary or desirable for the preservation of Tax Benefits, and (iv) solely with respect to the 4.9% Threshold, the first day of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward (unless the reason for such determination that no Tax Benefits may be carried forward is that an Acquiring Person Beneficially Owns Capital Stock that equals or exceeds the 4.9% Threshold) (with respect to the 10% Threshold, such earliest date of clauses (i)-(ii) and, with respect to the 4.9% Threshold, such earliest date of clauses (i)-(iv), being herein referred to as the “Expiration Date”).

(b)          The Exercise Price shall initially be $44.12 for each one one-thousandth (1/1000) of a share of Preferred Stock issued pursuant to the exercise of a Right. The Exercise Price and the number of one one-thousandths (1/1000) of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with paragraph (c) below.

(c)          Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase and certificate duly executed, accompanied by payment by certified check, cashier’s check, bank draft or money order payable to the Corporation or the Rights Agent of the aggregate Exercise Price for the number of one one-thousandths (1/1000) of a share of Preferred Stock to be purchased and an amount equal to any applicable Transfer Tax required to be paid by the holder of the Right Certificate in accordance with Section 9(e) hereof, the Rights Agent shall thereupon promptly (i) request from any transfer agent of the Preferred Stock of the Corporation (or from the Corporation, if there shall be no such transfer agent, or make available if the Rights Agent is such transfer agent) one or more certificates representing the number of shares of Preferred Stock to be so purchased, and the Corporation hereby authorizes and directs such transfer agent to comply with all such requests, (ii) as provided in Section 14(b) hereof, at the election of the Corporation, cause depositary receipts to be issued in lieu of fractional shares of Preferred Stock, and the Corporation hereby directs such depositary agent to comply with all such requests, (iii) if the election provided for in the immediately preceding clause has not been made, request from the Corporation the amount of cash to be paid in lieu of the issuance of fractional shares (other than fractions that are integral multiples of one one-thousandth (1/1000) of a share) in accordance with Section 14(b) hereof, (iv) after receipt of such Preferred Stock certificates and, if applicable, depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (v) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities other than Preferred Stock, pursuant to Section 11 hereof, the Rights Agent shall promptly take the appropriate actions corresponding in such case to that referred to in the foregoing clauses (i) through (v) of this Section 7(c). Notwithstanding the foregoing provisions of this Section 7(c), the Corporation may suspend (with prompt written notice thereof to the Rights Agent) the issuance of shares of Preferred Stock and other securities upon exercise of a Right for a reasonable period, not in excess of ninety (90) days, during which the Corporation seeks to register under the Securities Act, and any applicable securities law of any other jurisdiction, the shares of Preferred Stock or other securities to be issued pursuant to the Rights; provided, however, that nothing contained in this Section 7(c) shall relieve the Corporation of its obligations under Section 9(d) hereof. Upon any such suspension, the Corporation shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect.

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(d)          In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued and delivered by the Corporation to the Rights Agent and countersigned and delivered by the Rights Agent to the registered holder of such Right Certificate or his duly authorized assign, subject to the provisions of Section 14(b) hereof.

(e)          Notwithstanding any provision of this Agreement to the contrary, from and after the time (the “invalidation time”) when any Person first becomes an Acquiring Person, any Rights that are Beneficially Owned by (i) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (ii) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the invalidation time or (iii) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the invalidation time pursuant to either (A) a transfer from the Acquiring Person (or any such Associate or Affiliate) to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(e), and subsequent transferees of such Persons referred to in clauses (ii) and (iii) above, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights Beneficially Owned by an Acquiring Person or any Affiliate or Associate thereof whose Rights would be null and void pursuant to the provisions of this Section 7(e), no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person (or an Affiliate or Associate of such Acquiring Person) whose Rights would be null and void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person (or an Associate or Affiliate of such Acquiring Person) whose Rights would be void pursuant to the provisions of this Section 7(e) shall be cancelled. The Corporation shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but it shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

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(f)          Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof and such other information as the Corporation or the Rights Agent shall reasonably request.

Section 8.     Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of and accepted for exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents (other than the Rights Agent), be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Corporation other than in connection with the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

Section 9.     Reservation and Availability of Shares of Preferred Stock.

(a)          The Corporation covenants and agrees that it will cause to be reserved and kept available out of the authorized and unissued shares of Preferred Stock or out of authorized and issued shares of Preferred Stock held in its treasury, such number of shares of Preferred Stock as will from time to time be sufficient to permit the exercise in full of all outstanding Rights.

(b)          The Corporation shall use its reasonable best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock issued or reserved for issuance in accordance with this Agreement to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Class A Common Stock is listed or, if the principal market for the Class A Common Stock is not on any national securities exchange, to be eligible for or admitted to trading on any quotation or other system then in use.

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(c)          The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the full Exercise Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares.

(d)          The Corporation shall use its reasonable best efforts to (i) file, as soon as practicable following the occurrence of the event described in Section 11(a)(ii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act and the Exchange Act on an appropriate form, with respect to the shares of Preferred Stock purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for Preferred Stock and (B) the earlier of the Expiration Date and the Final Expiration Date. The Corporation may temporarily suspend (with prompt written notice thereof to the Rights Agent), for a period of time not to exceed ninety (90) days, the issuance of shares of Preferred Stock upon exercise of a Right in order to prepare and file a registration statement under the Securities Act and permit it to become effective. The Corporation shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

(e)          The Corporation covenants and agrees that it will pay when due and payable any and all U.S. federal and state Transfer Taxes which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock issued or delivered upon the exercise of Rights. The Corporation shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of certificates for Preferred Stock upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Corporation shall not be required to issue or deliver a Right Certificate or certificate for Preferred Stock to a Person other than such registered holder until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation’s satisfaction that no such Transfer Tax is due.

(f)          The requirements of this Section 9 shall apply to shares of Capital Stock of the Corporation if the Corporation has elected in accordance with Section 11(a)(iii) hereof to substitute shares of Capital Stock for shares of Preferred Stock that otherwise may be purchased upon the exercise of Rights.

Section 10.   Preferred Stock Record Date. Each Person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated as of, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the full Exercise Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the relevant Preferred Stock transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which such Preferred Stock transfer books are open.

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Section 11.    Adjustment of Exercise Price or Number of Shares.

(a)          The Exercise Price and the number of shares of Preferred Stock which may be purchased upon exercise of a Right are subject to adjustment from time to time as provided in this Section 11.

(i)          In the event the Corporation shall at any time after the date of this Agreement (A) declare or pay a dividend on Class A Common Stock payable in shares of Class A Common Stock, (B) subdivide or split the outstanding shares of Class A Common Stock into a greater number of shares, (C) combine or consolidate the outstanding shares of Class A Common Stock into a smaller number of shares including by effecting a reverse split of the outstanding shares of Class A Common Stock or (D) issue any shares of its capital stock in a reclassification of the Class A Common Stock (including any such reclassification or merger in which the Corporation is the continuing surviving corporation), then and in each such event the number of shares of Preferred Stock issuable upon the exercise of a Right after the record date for such event (if one shall have been established or, if not, after the date of such event) shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Exercise Price then in effect, the number of shares of Preferred Stock which, if such Right had been exercised immediately prior to such date and at a time when the relevant Preferred Stock transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)         Subject to Section 27 hereof, in the event that any Person shall become an Acquiring Person, then, subject to the last sentence of Section 23(a) hereof and except as otherwise provided in this Section 11, each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive upon exercise of such Right in accordance with the terms of this Agreement and payment of the Exercise Price, such number of one one-thousandths (1/1000) of a share of Preferred Stock as shall equal the result obtained by (A) multiplying the then current Exercise Price by the number of one one-thousandths (1/1000) of a share of Preferred Stock for which a Right would, absent adjustment pursuant to this Section 11(a)(ii), be then exercisable and dividing the product by (B) fifty percent (50%) of the proportionate Fair Market Value of one one-thousandth (1/1000) of a share of Preferred Stock (determined pursuant to Section 11(b) hereof) on the Stock Acquisition Date in respect of such event; provided, however, if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

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(iii)        In the event that the Corporation does not have available sufficient authorized but unissued shares of Preferred Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Corporation shall take all such action as may be necessary to authorize and reserve for issuance such number of additional shares of Preferred Stock as may from time to time be required to be issued upon the exercise in full of all Rights from time to time outstanding and, if necessary, shall use its reasonable best efforts to obtain stockholder approval thereof. In lieu of issuing shares of Preferred Stock in accordance with the foregoing subparagraph (ii), the Corporation may, if the Board of Directors determines that such action is necessary or appropriate, elect to issue or pay, upon the exercise of the Rights, cash, property, shares of Preferred Stock or Capital Stock, or any combination thereof, having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Preferred Stock which otherwise would have been issuable pursuant to Section 11(a)(ii) hereof as of the date the Board of Directors makes such election (which Fair Market Value shall be determined as provided by Section 11(b) hereof). Subject to Section 23 hereof, any such election by the Board of Directors must be made and publicly announced within thirty (30) days after the date on which the event described in Section 11(a)(ii) hereof occurs and shall be applicable with respect to all Rights exercised after such public announcement. Notice of such election shall promptly be given to the Rights Agent.

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(b)          For the purpose of this Agreement, the “Fair Market Value” of any share of Preferred Stock, Capital Stock or any other stock or any Right or other security or any other property on any date shall be determined as provided in this Section 11(b). In the case of a publicly traded (as such term is hereinafter defined) stock or other security, the Fair Market Value thereof on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to but not including such date; provided, however, that in the event that the Fair Market Value of any share of Capital Stock is to be determined as of a date that is within thirty (30) Trading Days after but not including (i) the ex-dividend date for a dividend or distribution on the Capital Stock payable in shares of Capital Stock or securities convertible into shares of Capital Stock or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of the Capital Stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors to take into account such dividend, distribution, subdivision, split, combination, consolidation, reverse stock split or reclassification. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange (which, if approved by the Board of Directors, may be a securities exchange of a country other than the United States of America) on which such security is listed or admitted to trading, or, if not listed or admitted to trading on any such national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by the New York Stock Exchange or such other quotation reporting system then in use in the United States of America, or, if no bids for such security are so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors. The term “Trading Day” shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day. For purposes of this Section 11(b), a stock or other security shall be considered “publicly traded” only (i) if registered under Section 12 of the Exchange Act or exempt from such registration pursuant to Section 12(g)(2)(B), (C) or (G) of the Exchange Act, (ii) if traded on a national securities exchange of a country other than the United States of America approved by the Board of Directors or (iii) if, in the judgment of the Board of Directors, there is sufficient active trading in such stock or other security that reported trading transactions therein fairly reflect the fair market value thereof. If a security is not publicly traded, “Fair Market Value” shall mean the fair value per share of stock or per other unit of such other security, as determined by an independent investment banking firm experienced in the valuation of securities selected by the Board of Directors, or, if no such investment banking firm is, in the judgment of the Board of Directors, available to make such determination, as determined by the Board of Directors; provided, however, that for purposes of making the adjustment provided for by Section 11(a)(ii) hereof, the Fair Market Value of a share of Preferred Stock, unless the Preferred Stock shall at the time be publicly traded (in which case its Fair Market Value shall be determined pursuant to the foregoing provisions of this Section 11(b)), shall be one hundred percent (100%) of the product of the Fair Market Value of a share of Class A Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock (as defined in the certificate of designation of the Corporation relating to the Preferred Stock); provided, further, however, that the Board of Directors may, by resolution, determine that the Fair Market Value of a share of Preferred Stock shall be more than such amount but not more than one hundred ten percent (110%) of the product of the then Fair Market Value of a share of Class A Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock. In the case of property other than securities, the Fair Market Value thereof shall be determined by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall determine to be appropriate in accordance with good business practices and fair to the interests of the holders of Rights. Any determination made by the Board of Directors as provided for by this Section 11(b) shall be described in a statement filed by the Corporation with the Rights Agent, shall be effective thereupon and only thereupon and shall be binding upon the Rights Agent and, as provided by Section 34 hereof, all holders of Rights.

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(c)          In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Class A Common Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Class A Common Stock or securities convertible into Class A Common Stock at a price per share (or having a conversion price per share, if a security convertible into Class A Common Stock) less than the then current per share Fair Market Value of the Class A Common Stock on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of shares of Class A Common Stock which the aggregate offering price of the total number of shares of Class A Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current Fair Market Value and the denominator of which shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of additional shares of Class A Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Shares of Class A Common Stock owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(d)          In case the Corporation shall fix a record date for the making of a distribution to all holders of the Class A Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness of the Corporation or any of its Subsidiaries, cash (other than a regular quarterly cash dividend not in excess of one hundred fifty percent (150%) of the previous regular quarterly cash dividend), other assets (other than a dividend payable in shares of Class A Common Stock) or options, rights or warrants to subscribe for shares of the Corporation or any Subsidiary (excluding those referred to in Section 11(c) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value of the shares of Class A Common Stock on such record date, less the fair market value (as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness or options, rights or warrants so to be distributed in respect of one share of Class A Common Stock, and the denominator of which shall be such current Fair Market Value of the shares of Class A Common Stock. Such adjustment shall be made successively whenever such a record date is fixed, and, in the event that such distribution is not so made notwithstanding the setting of a record date therefor, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(e)          Unless the Corporation shall have exercised its election as provided in Section 11(f) hereof, upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(c) or (d) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one one-thousandths (1/1000) of a share of Preferred Stock obtained by (i) multiplying (A) the number of one one-thousandths (1/1000) of a share of Preferred Stock that could be purchased upon exercise of a Right immediately prior to the adjustment pursuant to this Section 11(e) by (B) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

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(f)          The Corporation may elect, on or after the date of any adjustment of the Exercise Price pursuant to Section 11(c) or 11(d) hereof, to adjust the number of Rights in substitution for any adjustment pursuant to Section 11(e) hereof in the number of one one-thousandths (1/1000) of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths (1/1000) of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Corporation shall make a public announcement (with prompt notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If the Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(f), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights, if any, to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(g)          All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-thousandth (1/1000) of a share, as the case may be.

(h)          Irrespective of any adjustment or change in the Exercise Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of shares to be issued upon exercise of the Rights as in the initial Right Certificates issued hereunder but, nevertheless, shall represent the Rights as so adjusted.

(i)          Before taking any action that would cause an adjustment reducing the purchase price per whole share of Preferred Stock upon exercise of the Rights below the then par value, if any, of the shares of Preferred Stock, the Corporation shall use its reasonable best efforts to take any corporate action which may, in the advice of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of such Preferred Stock at such adjusted purchase price per share.

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(j)          Anything in this Section 11 to the contrary notwithstanding, in the event of any reclassification of stock of the Corporation or any recapitalization, reorganization or partial liquidation of the Corporation or similar transaction, the Corporation shall be entitled to make such further adjustments in the number of shares of Preferred Stock which may be acquired upon exercise of the Rights, and such adjustments in the Exercise Price therefor, in addition to those adjustments expressly required by the other paragraphs of this Section 11, as the Board of Directors shall determine to be necessary or appropriate in order for the holders of the Rights in such event to be treated equitably and in accordance with the purpose and intent of this Agreement or in order that any such event shall not, but for such adjustment, in the advice of counsel to the Corporation, result in the stockholders of the Corporation being subject to any U.S. federal income tax liability by reason thereof.

(k)          If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than the Preferred Stock, thereafter the Exercise Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), 11(c), 11(d), 11(e), 11(f) and 11(j) hereof, as applicable, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

Section 12.    Certification of Adjusted Exercise Price or Number of Shares. Whenever an adjustment is made as provided in Section 11, 13, 23(c) or 27 hereof, the Corporation shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts giving rise to such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. Notwithstanding the foregoing, the failure of the Corporation to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11, 13, 23(c) or 27 hereof shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

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Section 13.    Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)          In the event that, at any time after the time that any Person becomes an Acquiring Person, (i) the Corporation shall, directly or indirectly, consolidate with, or merge with and into, any other Person or Persons and the Corporation shall not be the surviving or continuing corporation of such consolidation or merger, (ii) any Person or Persons shall, directly or indirectly, consolidate with, or merge with and into, the Corporation, and the Corporation shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Class A Common Stock shall be changed or converted into or exchanged for stock or other securities of any other Person or of the Corporation or cash or any other property or (iii) the Corporation or one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer to any other Person in one or more transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that (A) each holder of record of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Exercise Price multiplied by the number of one one-thousandths (1/1000) of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of validly issued, fully paid, non-assessable and freely tradeable Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (1) multiplying the then current Exercise Price by the number of one one-thousandths (1/1000) of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (2) fifty percent (50%) of the then per share Fair Market Value of the Common Stock of the Principal Party on the date of the consummation of such consolidation, merger, sale or transfer; provided, however, that the Exercise Price (as adjusted) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11 hereof to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer, (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Corporation pursuant to this Agreement, (C) the term “Corporation” for all purposes of this Agreement shall thereafter be deemed to refer to such Principal Party, (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of Section 9 hereof applicable to the reservation of Preferred Stock) in connection with such consummation as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Exercise Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property and (E) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any event described in clause (i), (ii) or (iii) above of this Section 13(a).

(b)          “Principal Party” shall mean:

(i)          in the case of any transaction described in clause (i) or (ii) of the first sentence of Section 13(a) hereof (A) the Person that is the issuer of the securities into which shares of Class A Common Stock of the Corporation are changed or otherwise exchanged or converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest market value or (B) if no securities are so issued, (1) the Person that is the other party to the merger or consolidation and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (2) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Corporation if it survives); and

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(ii)         in the case of any transaction described in clause (iii) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding;

provided, however, that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, then (A) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person, (B) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of all of which are and have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding, or (C) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (A) and (B) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c)          The Corporation shall not consummate any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) hereof unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit exercise in full of all Rights in accordance with this Section 13 and unless prior thereto the Corporation and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger or sale or transfer of assets or earning power, assume this Agreement in accordance with Section 13(a) hereof and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) hereof, the Principal Party will:

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(i)          prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its reasonable best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

(ii)         use its reasonable best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange in the United States of America;

(iii)        deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act. In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall, subject to the provisions of Section 7(e) hereof, thereafter be exercisable in the manner described in Section 13(a) hereof; and

(iv)        obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

(d)          In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Certificate of Incorporation or Bylaws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Fair Market Value per share (determined pursuant to Section 11(b) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Fair Market Value (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special tax or similar payment in connection with the issuance to any holder of a Right of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Corporation shall not consummate any such transaction unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e)          The Corporation covenants and agrees that it shall not, at any time after any Person becomes an Acquiring Person, enter into any transaction of the type described in clauses (i) through (iii) of the first sentence of Section 13(a) hereof if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

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Section 14.    Fractional Rights and Fractional Shares.

(a)          The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights (i.e., Rights to acquire less than one one-thousandth (1/1000) of a share of Preferred Stock), unless such fractional Rights result from a transaction referred to in Section 11(a)(i) or 11(f) hereof. If the Corporation shall determine not to issue such fractional Rights, then, in lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right.

(b)          The Corporation shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth (1/1000) of a share) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions that are integral multiples of one one-thousandth (1/1000) of a share). In lieu of issuing fractions of shares of Preferred Stock, the Corporation may, at its election, issue depositary receipts evidencing fractions of shares pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as owners of the Preferred Stock. With respect to fractional shares that are not integral multiples of one one-thousandth (1/1000) of a share, if the Corporation does not issue such fractional shares or depositary receipts in lieu thereof, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of a share of Preferred Stock.

(c)          The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth (1/1000) of a share) upon exercise of a Right.

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Section 15.    Rights of Action. All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent in Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Class A Common Stock), and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Class A Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Class A Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, the associated certificate representing shares of Class A Common Stock) in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement. Notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Corporation shall use its reasonable best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 16.    Agreement of Right Holders. Each holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

(a)          prior to the Distribution Date, the Rights shall be evidenced by the certificates for Class A Common Stock (or in the case of uncertificated shares of Class A Common Stock, by the book-entry account that evidences record ownership of such shares) registered in the name of the holders of Class A Common Stock (together, as applicable, with the Amended Summary of Rights), which certificates for Class A Common Stock (or book-entry account) shall also constitute certificates for Rights, and not by separate Right Certificates, and each Right shall be transferable only simultaneously and together with the transfer of shares of Class A Common Stock;

(b)          after the Distribution Date, the Right Certificates shall be transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

(c)          the Corporation and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Class A Common Stock certificate or, in the case of uncertificated shares of Class A Common Stock, the book- entry account evidencing record ownership of such shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Class A Common Stock certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary.

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Section 17.    Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder or other securityholder of the Corporation or of a securityholder of any other Person or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or securityholder action, or to receive notice of meetings or other actions affecting stockholders or securityholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, except in any such case the rights, if any, in respect thereof provided by this Agreement, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof for such stock or other security.

Section 18.    Concerning the Rights Agent.

(a)          The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or reasonable and documented out-of-pocket expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken of failed to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including reasonable and documented out-of-pocket expenses of defending against any claim of liability relating to the Rights or this Agreement.

(b)          Subject to Section 20(c) hereof, the Rights Agent shall be protected against, and shall incur no liability for or in respect of, any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate for Preferred Stock or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

Section 19.   Merger, Consolidation or Change of Name of the Rights Agent.

(a)          Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent, and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

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(b)          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name, and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20.    Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates (or, before the Distribution Date, the certificates of Class A Common Stock) by their acceptance thereof shall be bound:

(a)          The Rights Agent may consult with legal counsel (who may be an employee of or outside legal counsel for the Corporation or the Rights Agent), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for, or in respect of any action taken, suffered, or to be taken omitted by it in good faith and in accordance with such advice or opinion.

(b)          Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking, suffering any or omitting to take action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, any Officer or President, or by any Vice President and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation and delivered to the Rights Agent. Any such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)          The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

(d)          The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

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(e)          The Rights Agent shall (i) not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof), (ii) not be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Right Certificate, (iii) not be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment) and (iv) not by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other security to be delivered pursuant to the exercise of any Right or as to whether any shares of Preferred Stock or other security will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)          The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of the Agreement.

(g)          The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, any Officer, President or Vice President or the Secretary or the Treasurer of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Corporation actually receives such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h)          The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

(i)          The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) provided reasonable care was exercised in the selection and continued employment thereof.

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(j)          If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof), a Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Corporation.

Section 21.    Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Corporation and to each transfer agent of the Class A Common Stock and the Preferred Stock by registered or certified mail. The Corporation may remove the Rights Agent or any successor Rights Agent (with or without cause) upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Class A Common Stock and the Preferred Stock by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Corporation), then the Corporation shall become the Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be (a) a corporation or limited liability company organized and doing business under the laws of the United States of America or of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination in the conduct of its corporate trust or stock transfer business by U.S. federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate controlled by or under common control with one or more Persons described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Class A Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Corporation shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

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Section 22.    Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Capital Stock following the Distribution Date and prior to the Expiration Date or the Final Expiration Date, the Corporation may, with respect to Capital Stock so issued or sold pursuant to (a) the exercise of stock options, (b) under any employee plan or arrangement, (c) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Corporation or (d) a contractual obligation of the Corporation, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

Section 23.    Redemption.

(a)          The Board of Directors may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.01 per Right, subject to adjustment as provided in Section 23(c) hereof (the “Redemption Price”). The redemption of the Rights by the Board of Directors may be made effective at such time after the Board of Directors’ action to redeem the Rights on such basis and subject to such conditions, as the Board of Directors may establish. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable prior to the expiration of the Corporation’s right of redemption.

(b)          Without any further action and without any notice, the right to exercise the Rights will terminate effective at the time so designated by action of the Board of Directors ordering the redemption of the Rights and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten (10) days after the effective time of the action of the Board of Directors ordering the redemption of the Rights, the Corporation shall give notice (with prompt notice thereof to the Rights Agent) of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Class A Common Stock; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. At the option of the Board of Directors, the Redemption Price may be paid in cash to each Rights holder or by the issuance of shares (and, at the Corporation’s election pursuant to Section 14(b) hereof, cash or depositary receipts in lieu of fractions of shares other than fractions which are integral multiples of one one-thousandth (1/1000) of a share) of Preferred Stock or Class A Common Stock having a Fair Market Value equal to such cash payment.

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(c)          In the event the Corporation shall at any time after the date of this Agreement, but before such time as any Person becomes an Acquiring Person, (i) pay any dividend on Class A Common Stock in shares of Class A Common Stock, (ii) subdivide or split the outstanding shares of Class A Common Stock into a greater number of shares or (iii) combine or consolidate the outstanding shares of Class A Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Class A Common Stock and as a consequence thereof the number of Rights outstanding shall change, then, and in each such event, the Redemption Price may, by action of the Board of Directors, be appropriately adjusted in respect of such transaction so as to maintain the aggregate Redemption Price of all Rights after such transaction at the same amount, insofar as practicable, as before the transaction.

Section 24.    Notice of Proposed Actions.

(a)          In case the Corporation, after the Distribution Date, shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) hereof or to pay any dividend to the holders of record of its shares of Class A Common Stock payable in shares of capital stock of any class or to make any other distribution to the holders of record of its Class A Common Stock (other than a regular periodic cash dividend at a rate not in excess of one hundred fifty percent (150%) of the rate of the last cash dividend theretofore paid), (ii) to offer to the holders of record of its Class A Common Stock options, warrants, or other rights to subscribe for or to purchase shares of Class A Common Stock (including any security convertible into or exchangeable for Class A Common Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, (iii) to effect any reclassification of its Preferred Stock or Class A Common Stock or any recapitalization or reorganization of the Corporation, (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than fifty percent (50%) of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall give to each holder of record of a Right Certificate, in accordance with Section 25 hereof, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i) hereof or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Class A Common Stock or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of record of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Class A Common Stock or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Corporation or the vote upon any such action.

(b)          In case the event referred to in Section 11(a)(ii) hereof shall occur, then the Corporation shall as soon as practicable thereafter, in accordance with Section 25 hereof, give to each holder of a Right notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

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Section 25.   Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on the Corporation shall be in writing and shall be considered given upon receipt or seven (7) Business Days after being sent by first-class mail, postage prepaid, in any case addressed (until another address is filed in writing with the Rights Agent) or by facsimile as follows:

FXCM Inc.
55 Water Street, 50th floor
New York, New York 10041
Attention: David S. Sassoon, General Counsel
Facsimile No.: (646) 432-2997

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be in writing and shall be considered given upon receipt or seven (7) Business Days after being sent by first-class mail, postage prepaid, in any case addressed (until another address is filed in writing with the Corporation) or by facsimile as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue
Brooklyn, New York 11219
Attn: Corporate Trust Department
Facsimile No.: (718) 765-8717

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

Section 26.    Supplements and Amendments. For as long as the Rights are then redeemable, the Corporation (at the direction of the Board of Directors) may, and the Rights Agent shall if the Corporation so directs, supplement or amend any provision of this Agreement in any manner without the approval of any holders of the Rights. At any time when the Rights are not then redeemable, the Corporation (at the direction of the Board of Directors) may, and the Rights Agent shall if the Corporation so directs, supplement or amend this Agreement without the approval of any holders of Rights (a) in order to cure any ambiguity, (b) to correct or supplement any provision contained herein that may be inconsistent with any other provisions herein or otherwise defective, including without limitation, any change in order to satisfy any applicable law, rule or regulation, (c) shorten or lengthen any time period herein, or (d) in any way that will not materially adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or any other Person in whose hands Rights are null and void under the provisions of Section 7(e) hereof). Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall (i) be made which changes the Redemption Price, (ii) cause this Agreement again to become amendable other than in accordance with this Section 26 or (iii) cause the Rights again to become redeemable. Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment and, subject to the last sentence hereof. Any and all supplements and amendments to this Agreement shall be evidenced in writing, signed by the Corporation, whether or not also executed by the Rights Agent. Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, liabilities, duties, obligations or immunities under this Agreement.

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Section 27.    Exchange.

(a)          The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) by exchanging for each such Right one share of Class A Common Stock of the Corporation, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such number of shares of Class A Common Stock per Right being hereinafter referred to as the “Exchange Ratio”); provided, however, that in connection with any exchange effected pursuant to this Section 27, no Person holding Rights shall be entitled to receive shares of Class A Common Stock (or other shares of capital stock of the Corporation) that would result in such Person, together with such Person's Affiliates and Associates, becoming the Beneficial Owner of an amount of Capital Stock that equals or exceeds either of the Stated Thresholds (unless such Person would be an Exempt Person under clauses (iv) or (v) of the definition of Exempt Person). If a Person holding Rights would, but for the proviso set forth in the previous sentence, be entitled to receive a number of shares of Class A Common Stock (or other shares of capital stock of the Corporation) that would otherwise result in such Person, together with such Person’s Affiliates and Associates, becoming the Beneficial Owner of an amount of Capital Stock that equals or exceeds either of the Stated Thresholds (such shares, the “Excess Exchange Shares”), in lieu of receiving such Excess Exchange Shares, such Person will be entitled to receive an amount in cash equal to the product of (x) the Fair Market Value of a share of Class A Common Stock at the close of business on the trading day following the date on which the exchange effected pursuant hereto is first effected and (y) the number of Excess Exchange Shares applicable to such Person. The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors may establish. Prior to effecting an exchange pursuant to this Section 27, the Board of Directors may direct the Corporation to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board of Directors so directs, the Corporation shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Class A Common Stock issuable pursuant to the exchange, and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the Capital Stock then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 27(a) shall thereafter be exercisable only in accordance with Section 13 hereof and may not be exchanged pursuant to this Section 27(a). For purposes of this Section 27(a), fifty percent (50%) or more of the Capital Stock shall mean a number of shares of Capital Stock as shall equal in voting power fifty percent (50%) or more of the total voting power of the then outstanding Capital Stock in the election of a majority of the Board of Directors or in respect of a merger, consolidation, sale of all or substantially all of the Corporation’s assets, liquidation, dissolution or winding up.

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(b)          Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 27(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Class A Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice of any such exchange (and the Rights Agent shall be given prompt notice of any such exchange); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Class A Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)          In the event that there shall not be sufficient shares of Class A Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 27, the Corporation shall substitute to the extent of such insufficiency, for each share of Class A Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fractions thereof having an aggregate Fair Market Value equal to the Fair Market Value of one share of Class A Common Stock as of the date any Person becomes an Acquiring Person.

(d)          The Corporation shall not be required to issue fractions of shares of Class A Common Stock or to distribute certificates which evidence fractional shares. In lieu of such fractional shares, the Corporation shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Class A Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Class A Common Stock. For the purposes of this Section 27(d), the current market value of a whole share of Common Stock shall be the closing price of a share of Class A Common Stock for the Trading Day immediately prior to the date of exchange pursuant to this Section 27.

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Section 28.    Successors. All of the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.    Benefits of this Agreement. This Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of Class A Common Stock in their capacity as holders of the Rights). Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of Class A Common Stock in their capacity as holders of the Rights) any legal or equitable right, remedy or claim under this Agreement.

Section 30.    Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

Section 31.    Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 32.    Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 33.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 34.    Interpretation. For purposes of this Agreement, whenever a specific provision of the Code or a specific Treasury Regulation is referenced, such reference shall also apply to any successor or replacement provision or Treasury Regulation as applicable.

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Section 35.    Determinations and Actions by the Board of Directors. The Board of Directors shall have the exclusive power and authority to administer, interpret and apply this Agreement and to exercise the rights and powers specifically granted to the Board of Directors or to the Corporation by this Agreement or by law and may take such action as may be necessary or advisable in the administration of this Agreement or to amend or supplement this Agreement in accordance with its terms, including, without limitation, the right and power (a) to make all determinations deemed necessary or advisable for the administration of this Agreement, (b) to decide to redeem the Rights, (c) to decide to amend or supplement this Agreement and (d) to make such amendments or modifications to this Agreement (and any related documents) that the Board of Directors may determine is reasonably necessary to provide the holders of the limited liability company interests in FXCM Holdings, LLC with the equivalent economic benefits granted to the holders of shares of Class A Common Stock hereunder, which amendments or modifications may be made before or after such time that the Rights are no longer redeemable hereunder pursuant to the terms of this Agreement. All such actions, calculations, interpretations and determinations (including any decision not to take any action) done or made by the Board of Directors in good faith shall (i) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights, as such, and all other Persons and (ii) not subject any member of the Board of Directors to any liability to the holders of Rights. Notwithstanding anything contained herein to the contrary, the Rights Agent is entitled always to assume that the Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

FXCM INC.

By:	/s/ David S. Sassoon
Name: David S. Sassoon
Title: General Counsel

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent

By:	/s/ Jennifer Donovan
Name: Jennifer Donovan
Title: SVP

Exhibit A
Certificate of Designation of Series A Junior Participating Preferred Stock

CERTIFICATE OF DESIGNATIONS

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

FXCM INC.

The undersigned duly authorized officer of FXCM Inc., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, hereby certifies that, pursuant to the authority conferred upon the board of directors of the Corporation (the “Board of Directors”) by the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors on January 28, 2015 adopted a resolution which creates a series of preferred stock of the Corporation designated as Series A Junior Participating Preferred Stock (the “Preferred Stock”) as follows:

RESOLVED, that pursuant to Section 151(g) of the General Corporation Law of the State of Delaware and the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, a series of preferred stock of the Corporation be, and hereby is, created and the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, be, and hereby are, as follows:

Section 1.     Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”), par value $0.01 per share, and the number of shares constituting such series shall be 55,120.

Section 2.     Dividends and Distributions.

(a)          Subject to the rights of the holders of any shares of any series of preferred stock of the Corporation ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the fifteenth day of December, March, June and September of each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (except in the case of the first Quarterly Dividend Payment Date if the date of the first issuance of Series A Preferred Stock is a date other than a Quarterly Dividend Payment Date, in which case such payment shall be a prorated portion of such amount) (rounded to the nearest cent) equal to the greater of (i) $1.00 and (ii) subject to the provisions for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends declared or paid on the Class A Common Stock, $0.01 par value per share, of the Corporation (the “Common Stock”). In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Corporation or a distribution of options, rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as hereinafter defined) of such share of Common Stock), then, and in each such event, the Corporation shall simultaneously pay on each then outstanding share of Series A Preferred Stock a distribution, in like kind, of one thousand (1,000) times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as “Dividends” and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Dividends, which shall initially be one thousand (1,000) but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Dividend Multiple.” In the event the Corporation shall at any time after January 29, 2015 (the “Effective Date”) declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)          The Corporation shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid; provided, however, that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid or set aside for payment (as the case may be), on the Series A Preferred Stock.

(c)          Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the first Quarterly Dividend Payment Date following the date of issuance of any shares of Series A Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case Dividends shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive Dividends and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of Dividend declared thereon, which record date shall not be more than sixty (60) days prior to the date fixed for the payment thereof.

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Section 3.      Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(a)          Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the holders of Common Stock. The number of votes which a holder of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Vote Multiple.” In the event the Corporation shall at any time after the Effective Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)          Except as otherwise provided herein, in the Amended and Restated Bylaws of the Corporation or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

(c)          In the event that the Dividends accrued on the Series A Preferred Stock for four (4) or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or irrevocably set aside for payment, the holders of record of preferred stock of the Corporation of all series (including the Series A Preferred Stock), other than any series in respect of which such right is expressly withheld by the Amended and Restated Bylaws of the Corporation or the authorizing resolutions included in any certificate of designations therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two (2) members to the Board of Directors, which directors shall be in addition to the number required prior to such event (and to the extent that this shall require an increase in the maximum number of directors, the Board of Directors shall by resolution increase that number accordingly), to serve until the next annual meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed for cause and replaced by such stockholders, and casual vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; provided, however, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereto.

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(d)          Except as otherwise required by the Amended and Restated Bylaws of the Corporation, by law or as set forth herein, holders of Series A Preferred Stock shall have no other special voting rights and their consent shall not be required for the taking of any corporate action.

Section 4.      Certain Restrictions.

(a)     Whenever Dividends are in arrears or the Corporation shall be in default of payment thereof, thereafter and until all accrued and unpaid Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Corporation shall not:

(i)          declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)         declare or pay dividends on or make any other distributions on any shares of capital stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

(iii)        except as permitted by subparagraph (iv) of this Section 4(a), redeem or purchase or otherwise acquire for consideration shares of any capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any capital stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

(iv)        purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of capital stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

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(b)     The Corporation shall not permit any Subsidiary (as hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner. A “Subsidiary” of the Corporation shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

(c)     The Corporation shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of January 29, 2015, by and between the Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent, as it may be amended from time to time, a copy of which is (i) on file with the Secretary of the Corporation at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to said Secretary and (ii) available from the Securities and Exchange Commission at www.sec.gov, or upon the exchange of Rights in accordance with the Rights Agreement. Notwithstanding the foregoing sentence, nothing contained in the provisions of this Certificate of Designations shall prohibit or restrict the Corporation from issuing for any purpose any series of preferred shares with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock.

Section 5.      Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of preferred stock, without designation as to series, and such shares may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors.

Section 6.     Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received for each share of Series A Preferred Stock, subject to adjustment as hereinafter provided, (i) $1,000 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or, (ii) if greater than the amount specified in clause (a)(i) of this sentence, an amount equal to one thousand (1,000) times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided and, (b) to the holders of shares ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (a)(i) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (a)(i) of the foregoing sentence is hereinafter referred to as the “Participating Liquidation Amount” and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Liquidation Multiple.” In the event the Corporation shall at any time after the Effective Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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Section 7.      Certain Reclassifications and Other Events.

(a)          In the event that holders of shares of Common Stock receive after the Effective Date in respect of their shares of Common Stock any share of capital stock of the Corporation (other than any share of Common Stock), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a “Transaction”), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal to the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal to the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal to the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

(b)          In the event that holders of shares of Common Stock receive after the Effective Date in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

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(c)          In the event that holders of shares of Common Stock receive after the Effective Date in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Corporation (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Corporation of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal to the Dividend Multiple in effect immediately prior to such event multiplied by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined), (ii) such additional voting rights as equal to the Vote Multiple in effect immediately prior to such event multiplied by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal to the Liquidation Multiple in effect immediately prior to such event multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the “Discount Fraction” shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

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(d)          For purposes of this Certificate of Designations, the “Fair Market Value” of a share of capital stock of the Corporation (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing prices per share thereof of such stock over the thirty (30) consecutive Trading Days (as hereinafter defined) immediately prior to such date; provided, however, that, in the event that the Fair Market Value of any such share of capital stock is to be determined as of a date that is within thirty (30) Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors to take into account such dividend, distribution, subdivision, split, combination, consolidation, reverse stock split or reclassification. The closing price for any day shall be the last sale price, regular way, or, in case, no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange); or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading; or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other quotation reporting system then in use; or if no bids for such shares are so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors. If the shares are not publicly held or not so listed or traded on any day within the period of thirty (30) Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, “Fair Market Value” shall mean the fair market value thereof per share as determined in good faith by the Board of Directors. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

Section 8.      Consolidation, Merger, Combination or Other Transaction In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

Section 9.      Effective Time of Adjustments.

(a)          Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

(b)          The Corporation shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions of this Certificate of Designations. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

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Section 10.    No Redemption. The shares of Series A Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Amended and Restated Bylaws of the Corporation.

Section 11.    Ranking. Unless otherwise provided in the Amended and Restated Bylaws of the Corporation, or a certificate of designations relating to a subsequent series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation’s preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

Section 12.    Amendment. The provisions hereof, the Amended and Restated Certificate of Incorporation of the Corporation and the Amended and Restated Bylaws of the Corporation shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a single class.

Section 13.    Fractional Shares. Shares representing Series A Preferred Stock may, but are not required to, be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series A Preferred Stock. Any reference in this Certificate of Designations to shares of Series A Preferred Stock shall be deemed also to refer to fractions of shares of Series A Preferred Stock.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations and affirmed the foregoing as true under the penalties of perjury this 29th day of January, 2015.

By:	/s/ David S. Sassoon
Name: David S. Sassoon
Title: Secretary and General Counsel

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Exhibit B
Amended Summary of Rights

AS PROVIDED IN THE AMENDED AND RESTATED RIGHTS

AGREEMENT REFERRED TO BELOW, RIGHTS ISSUED TO OR

BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR

AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN

THE AMENDED AND RESTATED RIGHTS AGREEMENT) OR ANY

SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID

AND MAY NOT BE EXERCISED OR TRANSFERRED TO ANY PERSON.

FXCM Inc.

AMENDED SUMMARY OF RIGHTS

TO PURCHASE SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

On January 28, 2015, the Board of Directors (the “Board”) of FXCM Inc., a Delaware corporation (referred to as the “Company,” “we,” or “us”), authorized the issuance of one Preferred Share Purchase Right (a “Right” and collectively, the “Rights”) for each outstanding share of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”). The issuance was made effective as of February 9, 2015 to our stockholders of record on that date (the “Record Date”).

On January 26, 2016, the Board approved and the Company and the American Stock Transfer & Trust Company as Rights Agent (the “Rights Agent”) executed and entered into an Amended and Restated Rights Agreement (the “A&R Rights Agreement”). The purposes of the A&R Rights Agreement, which are effected by it acting as a deterrent to the acquisition of beneficial ownership of capital stock of the Company above specified thresholds, are (a) to diminish the risk that any person or group acquires beneficial ownership of 10% or more of the voting common stock of the Company and (b) to diminish the risk that the Company’s ability to use its net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the final and temporary income tax regulations promulgated thereunder, of the Company or any of its subsidiaries (together, “Tax Benefits”) to reduce potential future income tax obligations would become subject to limitations by reason of the Company’s experiencing an “ownership change” as defined in Section 382 of the Code.

The A&R Rights Agreement provides that each Right, once exercisable, entitles the registered holder to purchase one one-thousandth (1/1000) of a share of preferred stock designated as Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at a price of $44.12 per one one-thousandth (1/1000) of a share (“Exercise Price”), subject to certain adjustments.

The description and terms of the Rights are set forth in the A&R Rights Agreement. For those interested in the specific terms of the A&R Rights Agreement, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire A&R Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to a Form 8-K dated January 26, 2016. A copy of the agreement is available free of charge from the Company.

As discussed below, initially the Rights will not be exercisable, certificates representing the Rights will not be sent to our stockholders and the Rights will automatically trade with our Class A Common Stock.

Holder of a Right Is Not Deemed a Stockholder. Until a Right becomes exercisable and is exercised or exchanged pursuant to the terms of the A&R Rights Agreement, the holder of a Right, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Exercisability. Prior to the Distribution Date (as defined in this paragraph), the Rights will not be exercisable and will not be transferable apart from our Class A Common Stock. Unless earlier redeemed by our Board of Directors, the Rights will become exercisable upon the close of business on the day (the “Distribution Date”) which is the earlier of:

•	the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions as described below, has equaled or exceeded either or both of the 4.9% Threshold (as defined below) or the 10% Threshold (as defined below) (any such person or group, an “Acquiring Person”); and

•	the tenth business day after the date of the commencement by any person (other than an Exempt Person, as defined in the A&R Rights Agreement) of a tender or exchange offer, the consummation of which would result in such person or group of affiliated or associated persons becoming an Acquiring Person prior, subject to the ability of our Board of Directors to establish a later date.

Definitions of “4.9% Threshold” and “10% Threshold”. 4.9% Threshold and 10% Threshold are defined in the A&R Rights Agreement as follows:

•	“4.9% Threshold” shall mean, with respect to beneficial ownership as of an applicable date, of capital stock of the Company, the beneficial ownership of (i) four and nine-tenths percent (4.9%) of the shares of Class A Common Stock then outstanding or (ii) four and nine-tenths percent (4.9%) of the total fair market value of all capital stock of the Company then outstanding.

•	“10% Threshold” shall mean, with respect to beneficial ownership as of an applicable date, as applied to all common stock and any other voting capital stock of the Company described in the following sentence, the beneficial ownership of ten percent (10%) of such voting stock. For purposes of this definition, a stated percentage of the capital stock of the Company (including common stock) shall mean a number of shares of such capital stock as shall equal in voting power that stated percentage of the total voting power of the then outstanding capital stock in the election of a majority of our Board of Directors or in respect of a merger, consolidation, sale of all or substantially all of the Company’s assets, liquidation, dissolution or winding up.

With respect to the use of the term “beneficial ownership” as used herein, see the A&R Rights Agreement for the distinction between “Beneficial Ownership” and “Securities Law Beneficial Ownership” as such terms relate to the definitions of the 4.9% Threshold and the 10% Threshold, respectively.

Acquiring Person. An Acquiring Person does not include:

•	the Company or any of our subsidiaries;

•	any employee benefit plan or employee stock plan of the Company or of any or our subsidiaries or any trust or other entity organized, appointed, established or holding capital shares for or pursuant to the terms of any such plan;

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•	any person who is an “investment advisor” to mutual funds or a trustee of trusts qualified under Section 401(a) of the Code sponsored by unrelated corporation, if immediately after any increase in beneficial ownership of the capital stock of the Company by such person, (A) such person would not otherwise be deemed to have equaled or exceeded the 10% Threshold, (B) no single mutual fund or qualified trust advised by such investment advisor or such investment advisor or such trustee, respectively, actually owns or beneficially owns, based on certain federal tax principles set forth in the A&R Rights Agreement, an amount of capital stock that equals or exceeds the 4.9% Threshold, and (C) such investment advisor or trustee beneficially owns (other than with respect to such mutual funds or such trusts, as applicable) less than the 4.9% Threshold;

•	any person who, together with all affiliates and associates of such person, is the beneficial owner of capital stock of the Company that equals or exceeds the 4.9% Threshold and whose beneficial ownership would not, as determined by our Board of Directors, be inconsistent with the purposes of the A&R Rights Agreement; provided, however, that, unless otherwise determined by our Board of Directors, if a person is an Exempt Person (as defined in the A&R Rights Agreement) solely by reason of this clause, then such person shall cease to be an Exempt Person (as defined in the A&R Rights Agreement) if (1) such person ceases to beneficially own an amount of capital stock of the Company that equals or exceeds the 4.9% Threshold or (2) our Board of Directors makes a contrary determination with respect to the effect of such person’s beneficial ownership (together with all affiliates and associates of such person) with respect to the availability to the Company of its Tax Benefits;

•	Leucadia National Corporation (together with its subsidiaries, “Leucadia”), for so long as Leucadia does not beneficially own an amount of capital stock of the Company that equals or exceeds the 10% Threshold;

•	any person or group of affiliated or associated persons who immediately prior to the earlier to occur of the date of the A&R Rights Agreement and the first public announcement of the adoption of the A&R Rights Agreement is the beneficial owner of capital stock of the Company that equals or exceeds either the 4.9% Threshold or the 10% Threshold (“Existing Holder”) (provided that any such person or group shall become an Acquiring Person upon acquisition of (A) with respect to a person that is an Existing Holder as a result of the 4.9% Threshold, any additional shares of capital stock of the Company then outstanding and (B) with respect to a person that is an Existing Holder as a result of the 10% Threshold, and provided that such Existing Holder remains below the 4.9% Threshold, any additional shares of capital stock representing one quarter of one percent (0.25%) or more of our then outstanding capital shares (in each case, unless such acquisition of additional capital shares is pursuant to a dividend or distribution paid or made by the Company on our outstanding capital stock or pursuant to a split or subdivision of our outstanding capital stock); or

•	any person who would become an “Acquiring Person” as the result of an acquisition of shares of capital stock of the Company by the Company which, by reducing the number of shares outstanding, increases the percentage of any class of capital stock of the Company beneficially owned by such person such that such person would otherwise become an Acquiring Person; provided, however, that if any such person thereafter becomes the beneficial owner of (A) with respect to a person that would otherwise be deemed an Acquiring Person as a result of the 4.9% Threshold, any additional shares of capital stock of the Company then outstanding and (B) with respect to a person that would otherwise be deemed an Acquiring Person as a result of the 10% Threshold, and provided that such person remains below the 4.9% Threshold, any additional shares of capital stock of the Company representing one quarter of one percent (0.25%) of the then outstanding voting stock of the Company (subject to certain exceptions), then such person will be deemed to be an Acquiring Person unless upon becoming the beneficial owner of such additional shares of capital stock of the Company such person beneficially owns less than the 4.9% Threshold or the 10% Threshold, as applicable.

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In addition, if our Board of Directors determines that a person became an Acquiring Person inadvertently and, solely in the case of a person that would be an Acquiring Person as a result of the 10% Threshold, without any intention of changing or influencing control over our Company, then such person will not be deemed to become an Acquiring Person unless and until such person have failed to divest itself, as soon as practicable, of sufficient number of capital shares so that such person would no longer otherwise qualify as an Acquiring Person.

Evidence of Ownership of Rights. The Rights will be evidenced by certificates for Class A Common Stock together with this summary of rights or, in the case of uncertificated shares of Class A Common Stock, by the book-entry account that evidences record ownership for such shares, each as registered in the names of holders of our Class A Common Stock outstanding as of the Record Date, and not by separate Right certificates. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Class A Common Stock certificates issued after the Record Date will contain a legend incorporating the A&R Rights Agreement by reference. With respect to any book-entry shares of Class A Common Stock, such legend shall be included in a notice to the record holder of such shares. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any such certificate or book-entry shares, except as otherwise provided in the A&R Rights Agreement, shall also constitute the transfer of the Rights associated with the Class A Common Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of our Class A Common Stock as of the close of business on the Distribution Date, and such separate certificates alone will evidence the Rights from and after the Distribution Date.

Expiration. The Rights will expire upon the close of business on the earliest to occur of (a) with respect to the 10% Threshold, the events described in clauses (i)-(ii) below and (b) with respect to the 4.9% Threshold, the events described in clauses (i)-(iv) below: (i) January 26, 2019, (ii) the date on which the Rights are redeemed or exchanged by the Company in accordance with the A&R Rights Agreement, (iii) solely with respect to the 4.9% Threshold, the effective date of the repeal of Section 382 of the Code or any successor statute if our Board of Directors determines that the A&R Rights Agreement is no longer necessary or desirable for the preservation of Tax Benefits, and (iv) solely with respect to the 4.9% Threshold, the first day of a taxable year of the Company to which our Board of Directors determines that no Tax Benefits may be carried forward (unless the reason for such determination that no Tax Benefits may be carried forward is that an Acquiring Person beneficially owns capital stock of the Company that equals or exceeds the 4.9% Threshold).

Preferred Stock Material Provisions. Each one one-thousandth (1/1,000) share of our Preferred Stock issuable upon exercise of the Rights:

•	will be non-redeemable;

•	unless otherwise provided in connection with the creation of a subsequent series of preferred shares, will be subordinate to any other series of our preferred shares;

•	will be entitled to receive when, as and if declared, a quarterly dividend in an amount equal to the greater of $0.001 per share or the cash dividends declared on one share of our Class A Common Stock, and an amount equal to any non-cash dividends (other than dividends payable in equity securities) declared on one share of our Class A Common Stock, in like kind;

•	will be entitled to receive upon liquidation of the Company, a payment in an amount equal to the greater of $1.00 or the payment made per share of our Class A Common Stock;

•	will have one vote, voting together with the Class A Common Stock; and

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•	will be entitled to receive in the event of any merger, consolidation or other transaction in which Class A Common Stock is exchanged, the same amount received per share of our Class A Common Stock.

The rights of our Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

Exercise Price Adjustments. The Exercise Price of the Rights and the number of shares of Preferred Stock issuable upon exercise of the Rights are subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, our Class A Common Stock. The Exercise Price for the Rights also is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Class A Common Stock.

Flip In. Unless the Rights are earlier redeemed, in the event that a person or group becomes an Acquiring Person, the A&R Rights Agreement provides that proper provisions will be made so that each holder of record of a Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will thereupon become null and void) will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of Preferred Stock having a fair market value determined in accordance with the A&R Rights Agreement at the time of the transaction equal to approximately two times the Exercise Price (such value to be determined with reference to the fair market value of our Class A Common Stock as provided in the A&R Rights Agreement).

Flip Over. Unless the Rights are earlier redeemed or exchanged, in the event that, after the time that a person or group becomes an Acquiring Person, we were to be acquired in a merger or other business combination (in which any shares of Class A Common Stock are changed into or exchanged for other securities or assets) or more than fifty percent (50%) of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the A&R Rights Agreement provides that proper provision will be made so that each holder of record of a Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will thereupon become null and void) will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a fair market value at the time of such transaction determined in accordance with the A&R Rights Agreement equal to approximately two times the Exercise Price.

Exchange. At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding voting shares, our Board of Directors may exchange the Rights (other than Rights owned by such person or group which will have become null and void), in whole or in part, for shares of our Class A Common Stock in accordance with the A&R Rights Agreement.

Fractional Shares. Fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share) may, at our election, be evidenced by depositary receipts. We may also issue cash in lieu of fractional shares which are not integral multiples of one one-thousandth of a share.

Redemption. At any time prior to such time as any person or group becomes an Acquiring Person, we may (at the direction of our Board of Directors) redeem the Rights in whole, but not in part, at a price of $0.01 per Right, subject to adjustment (the “Redemption Price”). The redemption of the Rights by our Board of Directors may be made effective at such time and subject to such conditions, as our Board of Directors in its sole and absolute discretion may establish. Notwithstanding anything contained in the A&R Rights Agreement to the contrary, the Rights shall not be exercisable prior to the expiration of our right of redemption. Immediately upon the effective time of the action of our Board of Directors authorizing redemption of the Rights, and without any further action and notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. At the option of our Board of Directors, the Redemption Price may be paid in cash to each Rights holder or by the issuance of shares of Preferred Stock or Class A Common Stock having a fair market value, determined in accordance with the A&R Rights Agreement, equal to such cash payment.

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Amendments. For as long as the Rights are then redeemable, we (at the direction of our Board of Directors) may amend the Rights in any manner without the approval of any holders of the Rights. At any time when the Rights are not then redeemable, we (at the direction of our Board of Directors) may amend the Rights without the approval of any holders of Rights (i) to cure any ambiguity, (ii) to correct or supplement any provision contained in the A&R Rights Agreement which may be defective or inconsistent with any other provisions in the A&R Rights Agreement, (iii) to shorten or lengthen any time period in the A&R Rights Agreement or (iv) to change or supplement the provisions in the A&R Rights Agreement in any manner which we may deem necessary or desirable, provided that no such supplement or amendment pursuant to this clause (iv) shall adversely affect the interest of the holders of Right Certificates (other than an Acquiring Person or any other person in whose hands Rights are null and void under the provisions of Section 7(e) of the A&R Rights Agreement). No supplement or amendment shall be made which (a) changes the Redemption Price, (b) causes the A&R Rights Agreement to again become amendable other than in accordance with Section 26 of the A&R Rights Agreement or (c) causes the Rights again to become redeemable. In addition, the Board of Directors may take such action as may be necessary or advisable to amend or supplement the A&R Rights Agreement in accordance with its terms, including making such amendments or modifications to the A&R Rights Agreement (and any related documents) that the Board of Directors may determine is reasonably necessary to provide the holders of the limited liability company interests in FXCM Holdings, LLC with the equivalent economic benefits granted to the holders of shares of Class A Common Stock under the A&R Rights Agreement.

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Exhibit C
Form of Right Certificate

[Form of Right Certificate]

Certificate No. W-[●]	[●] Rights

NOT EXERCISABLE AFTER the close of business on the earliest to occur of (i) JANUARY 26, 2019, (ii) the date on which the rights are redeemed or exchanged by the Corporation in accordance with the A&R Rights Agreement, (III) solely with respect to the “4.9% ThreSHOLD,” THE EFFECTIVE DATE OF THE REPEAL OF SECTION 382 OF THE “CODE” IF THE BOARD OF DIRECTORS OF THE CORPORATION DETERMINES THAT THE A&R RIGHTS AGREEMENT IS NO LONGER NECESSARY OR DESIRABLE FOR THE PRESERVATION OF “TAX BENEFITS” AND (IV) SOLELY WITH RESPECT TO THE “4.9% THRESHOLD,” THE FIRST DAY OF A TAXABLE YEAR OF THE cORPORATION TO WHICH THE BOARD OF DIRECTORS OF THE CORPORATION DETERMINES THAT NO “TAX BENEFITS” MAY BE CARRIED FORWARD (unless the reason for such determination that no “tax benefits” may be carried forward is that an “acquiring person” “beneficially owns” “capital stock” that equals or exceeds the “4.9% threshold”). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION AND UNDER CERTAIN OTHER CIRCUMSTANCES, AT $0.01 PER RIGHT (SUBJECT TO ADJUSTMENT), AND ARE SUBJECT TO EXCHANGE, IN EACH CASE, ON THE TERMS SET FORTH IN THE A&R RIGHTS AGREEMENT REFERRED TO BELOW. AS PROVIDED IN THE A&R RIGHTS AGREEMENT, RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR “AFFILIATES” OR “ASSOCIATES” OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE EXERCISED OR TRANSFERRED TO ANY PERSON. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE A&R RIGHTS AGREEMENT.

RIGHT CERTIFICATE

This certifies that [●], or its registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement (the “A&R Rights Agreement”), dated as of January 26, 2016, as may be amended from time to time, by and between FXCM Inc., a Delaware corporation (the “Corporation”), and, American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as rights agent (or its successor in interest as rights agent, the “Rights Agent”), to purchase from the Corporation at any time after the Distribution Date (as defined in the A&R Rights Agreement) and prior to the close of business on the earliest to occur of (i) January 26, 2019, (ii) the date on which the Rights are redeemed or exchanged by the Corporation in accordance with the A&R Rights Agreement, (iii) solely with respect to the 4.9% Threshold (as such term is defined in the A&R Rights Agreement), the effective date of the repeal of Section 382 of the Code if the Board of Directors determines that the A&R Rights Agreement is no longer necessary or desirable for the preservation of Tax Benefits (as such term is defined in the A&R Rights Agreement) and (iv) solely with respect to the 4.9% Threshold, the first day of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward (unless the reason for such determination that no Tax Benefits may be carried forward is that an acquiring Person Beneficially Owns Capital Stock that equals or exceeds the 4.9% Threshold (as such terms are defined in the A&R Rights Agreement)), at the office of the Rights Agent designated in the A&R Rights Agreement for such purpose, one one-thousandth (1/1000) of a fully paid and nonassessable share of the Series A Junior Participating Preferred Stock (the “Preferred Stock”) of the Corporation, or other securities or property in lieu thereof as provided by the A&R Rights Agreement, at a purchase price of $[●], as the same may from time to time be adjusted in accordance with the A&R Rights Agreement (the “Exercise Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase attached hereto duly executed.

As provided in the A&R Rights Agreement, the Exercise Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the occurrence of certain events and, upon the occurrence of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided in the A&R Rights Agreement.

This Right Certificate is subject to all of the terms, provisions and conditions of the A&R Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which A&R Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Corporation and the holders of record of Right Certificates. A copy of the A&R Rights Agreement is on file at the principal executive office of the Corporation and is available from the Securities and Exchange Commission at www.sec.gov.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated in the A&R Rights Agreement for such purpose, accompanied by a signature guarantee and such other documents as the Rights Agent may require, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the A&R Rights Agreement, the Rights evidenced by this Certificate (a) may be redeemed by the Corporation at its option or under certain other circumstances at a redemption price of $0.01 per Right or (b) may be exchanged in whole or in part for shares of Class A Common Stock of the Corporation (“Class A Common Stock”) or shares of Preferred Stock or fractions thereof having an aggregate fair market value equal to the fair market value of the Class A Common Stock.

No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth (1/1000) of a share) are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof the Corporation may cause depositary receipts to be issued and/or a cash payment may be made, as provided in the A&R Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the A&R Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at a meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the A&R Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the A&R Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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WITNESS the facsimile signature of the proper officers of the Corporation. Dated as of [●], 20[●].

ATTEST:	FXCM INC.

By:	By:
Name:		Name:
Title:		Title:

Countersigned:

[●]

By:
Authorized Signature

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[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificates.)

FOR VALUE RECEIVED ___________________________________________

hereby sells, assigns and transfers unto ________________________________________

________________________________________________________________________

(Please print name and address of transferee)

_______________________________________________________________________

the Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer the within Rights on the books of the within-named Corporation, with full power of substitution.

Dated: ____________ ___, _____

Signature

Signature Guaranteed:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Corporation’s Rights Agent.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not, and never have been, beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the A&R Rights Agreement).

Signature

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Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)         this Right Certificate [  ] is / [  ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the A&R Rights Agreement); and

(2)         after due inquiry and to the best knowledge of the undersigned, it [  ] did / [  ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the A&R Rights Agreement).

Dated: __________ ___, _____
Signature

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

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FORM OF ELECTION TO PURCHASE

(To be executed if registered holder
desires to exercise the Right Certificate.)

TO: FXCM INC.

The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the following name:

Please insert social security or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

Dated: ___________ ___, _____

Signature
(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Corporation’s Rights Agent.

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The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not, and never have been, beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the A&R Rights Agreement).

Signature

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